Exhibit 99.1

September 29, 2020

Pulmatrix Strengthens Board of Directors with Appointment of Todd Bazemore

LEXINGTON, MA – Pulmatrix, Inc. (NASDAQ: PULM), a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology, today announced the appointment of Todd Bazemore, a biopharmaceutical executive with significant experience in respiratory diseases, rare diseases, business development, and capital markets, to its Board of Directors, effective October 1, 2020.

“I believe that Todd will be a great addition to our Board of Directors,” said Ted Read, Chief Executive Officer of Pulmatrix. “He brings expertise in respiratory disease, including asthma and COPD, as well as significant rare disease experience while with Dyax and Santhera. Coupled with capital markets experience and an extensive track record in business development with acquisitions and transformative deals, Todd is a great addition to the Board. We look forward to his strategic guidance as we advance our mission to develop inhaled therapies in respiratory diseases and other diseases of significant unmet need.”

Mr. Bazemore is a biopharmaceutical executive with more than 25 years of experience spanning from ultra-rare orphan diseases to large primary care conditions. He is currently the Chief Operating Officer of Kala Pharmaceuticals, a company focused on the discovery, development and commercialization of innovative therapies for diseases of the eye. Prior to joining Kala Pharmaceuticals in 2017, Mr. Bazemore served as Executive Vice President and Chief Operating Officer of Santhera Pharmaceuticals (USA), Inc. Prior to joining Santhera U.S., he served as Executive Vice President and Chief Commercial Officer of Dyax Corp. before its acquisition by Shire Plc in January of 2016. Prior to joining Dyax, Mr. Bazemore was at Sunovion Pharmaceuticals, Inc. (previously Sepracor Inc., prior to its acquisition by Sumitomo Dainippon Pharma Co., Ltd), where he served in several roles of increasing responsibility, including Vice President of the Respiratory Business Unit.

“I’m excited to have the opportunity to work with Ted and the leadership team as they advance the current respiratory programs and to leverage the iSPERSE™ platform with the goal of growing the company’s pipeline,” said Mr. Bazemore.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is initially focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with allergic bronchopulmonary aspergillosis (“ABPA”), and PUR1800, a narrow spectrum kinase inhibitor in lung cancer. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on the Company’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates, including the failure to maintain our collaboration with Cipla Technologies, LLC; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2020 as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Timothy McCarthy, CFA

212.915.2564

tim@lifesciadvisors.com